SOURCE: Titan Energy Worldwide

Jun 16, 2009 10:41 ET

Titan Energy Worldwide Completes Asset Purchase of Established Power Generation Business in Miami, Florida

Titan Energy Gains Entry to the Strategically Important Florida Market

MINNEAPOLIS, MN—(Marketwire - June 16, 2009) - Titan Energy Worldwide, Inc. (OTCBB: TEWI), www.titanenergy.com, a leader in the manufacturing, marketing and servicing of energy generation products and services, announced today that the Company has completed the purchase of selected assets and liabilities of R.B. Grove, Inc., a 50 year old leading supplier and servicing company for industrial generators and other power equipment in Southern Florida.

"This purchase gives Titan Energy entrance into Florida's $150 million emergency power market," stated Thomas Black, President of Titan Energy Worldwide, Inc. "Florida represents one of the top markets in the United States for emergency power generation equipment sales and service. The region has tremendous need for back up power generation due to hurricanes and storms. Additionally, many companies and institutions in Florida are required by legislation to install back up power in case of emergency."

The Company has acquired the assets, including sales contracts, service equipment, parts and finished goods inventory plus a list of the Industrial and Service customers of R.B. Grove, Inc., a company established in 1954 to provide generator sales and service in Southern Florida.

"We have not only gained a strong foothold in Southern Florida, but succeeded in hiring the complete team of experienced power generation professionals from RB Grove and now have the opportunity to expand throughout the Southeast and the Caribbean. Backed by more than 50 years of building a solid reputation in Florida for generator sales and service, we expect these operations to positively impact our revenues over the next few years," added Thomas Black.

More information on the Asset Purchase can be found in the Company's 8K that was filed with the Securities and Exchange Commission on or about June 16, 2009.

About Titan Energy Worldwide, Inc.

Titan Energy is a leader in the manufacturing, marketing and servicing of energy generation products and services, including development and support for new energy-related technology. Founded in 2005, Titan combines engineering expertise, established sales and distributorships, service operations and unique strategic partnerships to meet the growing global demand for clean, efficient, energy solutions. Titan serves disaster recovery first responders, relief agencies, homeland security, the department of defense and municipalities. For more information, visit the company's website at: www.titanenergy.com.

Forward-Looking Statements

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of TEWI officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future TEWI actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and TEWI has no specific intention to update these statements.

For more information about Titan Energy Worldwide please contact:

Jeffrey Flannery
Titan Energy Worldwide, Inc.
619-988-5869

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